EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2022-BNK43 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Greystone Servicing Company LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Constitution Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Constitution Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Constitution Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Constitution Center Mortgage Loan, Park Bridge Lender Services, as Operating Advisor for the Constitution Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hilton Sandestin Beach Resort Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Sandestin Beach Resort Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hilton Sandestin Beach Resort Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton Sandestin Beach Resort Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Sandestin Beach Resort Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 2355 and 2383 Utah Ave Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 2355 and 2383 Utah Ave Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 2355 and 2383 Utah Ave Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 2355 and 2383 Utah Ave Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 2355 and 2383 Utah Ave Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 79 Fifth Avenue Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 79 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 79 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 79 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 79 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Campus Martius Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One Campus Martius Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the One Campus Martius Mortgage Loan on and after May 2, 2023, Wilmington Trust, National Association, as Trustee for the One Campus Martius Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One Campus Martius Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the One Campus Martius Mortgage Loan.

Dated: March 13, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)